EXHIBIT 99.1

[LOGO - NOVEON (TM)]                                     NEWS


Noveon, Inc.
9911 Brecksville Road
Cleveland, Ohio  44141-3247
216.447.5000

For more information, contact:



Media Contact:                                  Investor Relations Contact:
Rob Jewell                                      Sean Stack
(216) 447-5255                                  (216) 447-6494





NOVEON REPORTS 4% SALES GROWTH AND 27% INCREASE IN EBITDA

Cleveland, Ohio, November 14 - Noveon, Inc. today reports selected financial results for the third quarter of 2002.

                            THREE Months Ended          NINE Months Ended
                                September 30                September 30
                            Actual          Actual      Pro forma(1)  Actual
                             2001            2002          2001        2002
                             ----            ----          ----        ----
                                         (dollars in millions)
                                   Unaudited                 Unaudited

    Sales                     $262.4        $273.2        $815.2     $813.5

    Gross Profit               $70.8         $89.0        $217.8     $266.0

    Operating Income           $15.0         $33.1         $45.1     $100.9

    Net Income (Loss)          $(6.0)        $12.3        $(32.0)     $36.6

    Adjusted EBITDA(2)         $44.3         $56.2        $130.7     $167.8

    Free Cash Flow(3)          $69.7         $47.5        $128.1     $132.0

    Cash Balance               $78.5        $151.9         $78.5     $151.9

-----------------------
    (1) The pro forma amounts reflect the effect of the acquisition of the Performance Materials Segment of Goodrich on February 28, 2001 as if the acquisition occurred on January 1, 2001.

    (2) Adjusted EBITDA is defined as income from continuing operations before interest and taxes plus depreciation and amortization, investor management fees, consolidation costs and non-cash cost of sales impact of inventory write-up from purchase accounting. Adjusted EBITDA (unaudited) is not a measure of operating income, net income, operating performance or liquidity under GAAP.

    (3) Free cash flow (unaudited) is adjusted EBITDA less capex plus/less changes in accounts receivable, inventory and accounts payable.


          Third Quarter 2002

     For the quarter, Noveon reports sales of $273.2 million, adjusted EBITDA of $56.2 million and net income of $12.3 million. For the third quarter of 2001, Noveon reported sales of $262.4 million, adjusted EBITDA of $44.3 million and a net loss of $6.0 million.

     Sales increased 4% from the prior year reflecting stronger volumes within Noveon's personal care, Estane(R) TPU and specialty coatings product lines, incremental acquisition-related revenue and the impact of the stronger Euro; partially offset by the impact of discontinued product lines at our Cincinnati colorants operation and a product mix shift coupled with competitive pricing pressure within our Estane(R) TPU product line. Adjusted EBITDA increased 27% over the prior year primarily due to lower raw material and utility costs, higher sales volumes and lower manufacturing costs resulting from productivity initiatives; partially offset by higher selling, general and administrative expenses from the addition of resources in sales and marketing as well as higher costs associated with our variable incentive plans due to improved financial performance and the participation of substantially all employees. Net income increased by $18.3 million from a loss of $6.0 million in 2001 to income of $12.3 million in 2002. Also, free cash flow decreased 32% from $69.7 million to $47.5 million as higher adjusted EBITDA was offset by increased capital spending and lower cash generation from working capital in 2002 versus the significant cash generated from working capital reductions in the third quarter of 2001. During the quarter, net debt decreased $19.6 million due to continued cash generation and debt repayment.

     Steve Demetriou, Noveon president and chief executive officer, said, "We are very pleased with our third quarter results despite the weakness in the overall economy. Our growth is indicative of the diversity of Noveon's portfolio. Our personal care product lines continue to grow as we focus on expanding uses for Carbopol(R) and successfully add new products to the line-up. Despite continued slow industrial demand, Estane(R) TPU demonstrated year-over-year improvements in the quarter, capitalizing on share shift opportunities and solid growth in Asia. Going into the fourth quarter, I would characterize our customer base as hesitant given the ongoing economic uncertainty, but we will continue to drive productivity improvements, focus on generating strong free cash flow and invest in growth opportunities."

CONSUMER SPECIALTIES

     Noveon's Consumer Specialties segment reported a sales increase of 5% from $72.9 million to $76.4 million compared with the prior year third quarter driven by higher Carbopol(R) acrylic thickener volume and the impact of new product introductions within the personal care product lines, a better product mix within pharmaceuticals and the impact of the stronger Euro; partially offset by the impact of discontinued product lines at our Cincinnati colorants operation. Adjusted EBITDA increased by 30% or $4.5 million from $14.8 million in 2001 to $19.3 million in 2002, principally due to higher Carbopol(R) sales, favorable raw material and utility costs and productivity benefits.

SPECIALTY MATERIALS

     Noveon's Specialty Materials segment reported a sales increase of 5% from $97.1 million to $101.7 million compared to the third quarter of the prior year due to higher volume in Estane(R) TPU, TempRite's(R) BlazeMaster(R) fire sprinkler and flexible piping applications, polymer additive's reactive liquid polymer product lines and the impact of the stronger Euro; partially offset by a product mix shift along with competitive pricing pressure within our Estane(R) TPU product lines and lower volumes and pricing in polymer additives' rubber chemical and antioxidant product lines. Adjusted EBITDA increased by 30% or $7.4 million from $25.0 million in 2001 to $32.4 million in 2002 due to lower raw material and utility costs and higher volume; partially offset by higher selling, general and administrative costs due to increased growth resources.

PERFORMANCE COATINGS

     Performance Coatings sales increased by 3% from $92.4 million to $95.1 million compared to the third quarter of the prior year due to higher volume within the specialty coatings and graphic arts product lines and the impact of the stronger Euro; partially offset by volume declines in textile-related applications. Adjusted EBITDA increased by 13% or $2.1 million from $16.0 million to $18.1 million due to lower raw material and utility costs and higher volume.

CORPORATE

     In the third quarter, corporate overhead expenses excluding depreciation, management fees and restructuring costs increased by $2.1 million from $11.5 million in 2001 to $13.6 million in 2002. The increase is primarily the result of the costs associated with variable incentive compensation plans driven by Noveon's improved financial performance and the participation of substantially all employees.

     NINE MONTH RESULTS

     For the nine months ended September 30, 2002, Noveon reports sales of $813.5 million, adjusted EBITDA of $167.8 million and net income of $36.6 million. For the pro forma nine months ended September 30, 2001, Noveon reported sales of $815.2 million, adjusted EBITDA of $130.7 million and a net loss of $32.0 million. Pro forma nine-month results for 2001 reflect the effects of the acquisition of the Performance Materials Segment of Goodrich on February 28, 2001 as if the acquisition occurred on January 1, 2001.

     Sales decreased $1.7 million from the prior year pro forma period for the nine months ended September 30, 2002, reflecting lower volumes in textile coatings and other industrial and automotive related applications, lower European demand, competitive pricing pressure and the impact of the discontinued product lines at our Cincinnati colorants operation; partially offset by strong volume growth within our TempRite(R) and personal care product lines and the incremental impact of acquisitions. Adjusted EBITDA increased 28% from the prior year pro forma period due to lower raw material and utility costs, lower manufacturing spending from productivity initiatives and the impact of higher volumes in TempRite(R) and personal care. Net income improved $68.6 million from a pro forma net loss of $32.0 million to net income of $36.6 million. Free cash flow improved by 3% from $128.1 million from pro forma 2001 to $132.0 million in 2002 due primarily to higher adjusted EBITDA; partially offset by higher capital spending and incremental working capital related to improved sales in the third quarter versus the significant cash generated from working capital in 2001. Net debt decreased $44.7 million since December 31, 2001 due to continued strong cash generations and debt reductions.

     Noveon will be hosting a conference call to discuss third quarter results today, November 14, 2002 at 3:00 PM ET. Domestic callers should dial 1 (800) 446-1671 and international callers should dial 1 (847) 413-3362 and ask to be connected to the Noveon third quarter earnings call (confirmation code 6423081). A replay of the call will be available through Thursday, November 21 by calling (domestic) 1 (888) 843-8996 or (international) 1 (630) 652-3044 with the above confirmation code.

     Noveon is a leading global producer and marketer of technologically advanced specialty chemicals for a broad range of consumer and industrial applications. Noveon is headquartered in Cleveland, Ohio, with regional centers in Brussels, Belgium, and Hong Kong.

     This release contains forward-looking statements that relate to future events or performance. These statements reflect the Company's current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results express or implied in this or other Company statements will not be realized. Furthermore, investors are cautioned that these statements involve risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from the forward-looking statements. Further information about these risks can be found in the Company's filings with the Securities and Exchange Commission.

     Investors are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   # # #

                                Noveon, Inc.

               Condensed Consolidated Statement of Operations
                           (dollars in millions)
                                (unaudited)


                                                  THREE MONTHS ENDED
                                                     SEPTEMBER 30,
                                             ----------------------------
                                                2001             2002
                                             ----------------------------

Sales                                         $   262.4        $  273.2
Cost of sales                                     191.6           184.2
                                             ----------------------------
Gross profit                                       70.8            89.0
Selling and administrative expenses                46.7            51.3
Amortization expense                                8.4             3.5
Consolidation costs                                 0.7             1.1
                                             ----------------------------
Operating income                                   15.0            33.1
Interest income (expense)--net                    (21.7)          (18.9)
Other income (expense)--net                        (0.2)           (0.1)
                                             ----------------------------
Income (loss) before income taxes                  (6.9)           14.1
Income tax benefit (expense)                        0.9            (1.8)
                                             ----------------------------
Net income (loss)                             $    (6.0)       $   12.3
                                             ============================

                                                      Noveon, Inc.
                                                          and
                                            BFGoodrich Performance Materials
                          (The Predecessor Company and a Segment of The BFGoodrich Company)
                                     Condensed Consolidated Statement of Operations
                                               (dollars in millions)


                                                  BFGOODRICH
                                                  PERFORMANCE
                                                   MATERIALS                        NOVEON, INC.
                                                -------------- -------------------------------------------------------
                                                    ACTUAL           ACTUAL          PRO FORMA          ACTUAL
                                                  TWO MONTHS      SEVEN MONTHS      NINE MONTHS       NINE MONTHS
                                                     ENDED            ENDED            ENDED             ENDED
                                                 FEBRUARY 28,     SEPTEMBER 30,    SEPTEMBER 30,     SEPTEMBER 30,
                                                     2001             2001              2001             2002
                                                -------------- -------------------------------------------------------
                                                                                    (unaudited)

Sales                                              $   187.0       $   629.3         $   815.2        $   813.5
Cost of sales                                          137.3           460.0             597.4            547.5
                                                -------------- -------------------------------------------------------

Gross profit                                            49.7           169.3             217.8            266.0
Selling and administrative expenses                     35.2           111.4             146.6            151.7
Amortization expense                                     4.0            19.4              24.7             10.5
Consolidation costs                                      -               1.4               1.4              2.9
                                                -------------- -------------------------------------------------------

Operating income                                        10.5            37.1              45.1            100.9
Interest income (expense)--net                           0.6           (54.6)            (69.9)           (57.4)
Other income (expense)--net                             (1.5)           (1.9)             (3.4)            (0.2)
                                                -------------- -------------------------------------------------------
Income (loss) before income taxes                        9.6           (19.4)            (28.2)            43.3
Income tax benefit (expense)                            (4.0)            5.9              (3.8)            (6.7)
                                                -------------- -------------------------------------------------------
Net income (loss)                                  $     5.6       $   (13.5)        $   (32.0)       $    36.6
                                                ============== =======================================================



Note: The pro forma results for the nine months ended September 30, 2001 reflect the effect of the acquisition of the Performance
        Materials Segment of Goodrich on February 28, 2001 as if the acquisition occurred on January 1, 2001.



                                                      Noveon, Inc.
                                        Condensed Consolidated Balance Sheet
                                               (dollars in millions)


                                                                     DECEMBER 31, 2001  SEPTEMBER 30, 2002
                                                                    ----------------------------------------
                                                                                            (unaudited)
CURRENT ASSETS
Cash and cash equivalents                                                $   120.0           $   151.9
Accounts and notes receivable, less allowances for doubtful
   receivables ($8.7 and $8.9 at December 31, 2001
   and September 30, 2002, respectively)                                     133.8               153.9
Inventories                                                                  140.2               136.9
Prepaid expenses and other current assets                                      4.5                 6.9
                                                                    ----------------------------------------
TOTAL CURRENT ASSETS                                                         398.5               449.6

Property, plant and equipment--net                                           672.5               656.4
Goodwill--net                                                                346.9               369.6
Identifiable intangible assets--net                                          192.0               183.0
Other assets                                                                  51.9                45.7
                                                                    ----------------------------------------
TOTAL ASSETS                                                             $ 1,661.8           $ 1,704.3
                                                                    ========================================

CURRENT LIABILITIES
Short-term bank debt                                                     $     1.3           $     0.1
Accounts payable                                                              97.1               105.8
Accrued expenses                                                              74.2                67.9
Income taxes payable                                                           1.0                 4.0
Current maturities of long-term debt                                          23.2                24.0
                                                                    ----------------------------------------
TOTAL CURRENT LIABILITIES                                                    196.8               201.8

Long-term debt                                                               876.2               863.8
Postretirement benefits other than pensions                                    5.3                 5.7
Accrued pensions                                                              32.8                32.4
Deferred income taxes                                                         24.6                26.8
Accrued environmental                                                         20.7                20.8
Other non-current liabilities                                                  9.2                17.7

STOCKHOLDER'S EQUITY
Common stock                                                                   -                   -
Paid in capital                                                              527.0               527.0
Retained earnings (deficit)                                                  (20.6)               16.0
Accumulated other comprehensive loss                                         (10.2)               (7.7)
                                                                    ----------------------------------------
TOTAL STOCKHOLDER'S EQUITY                                                   496.2               535.3
                                                                    ----------------------------------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                               $ 1,661.8           $ 1,704.3
                                                                    ========================================



                                                   Noveon, Inc.
                                                       and
                                         BFGoodrich Performance Materials
                         (The Predecessor Company and a Segment of The BFGoodrich Company)
                                  Condensed Consolidated Statement of Cash Flow
                                             (dollars in millions)


                                                                   BFGOODRICH
                                                                  PERFORMANCE
                                                                   MATERIALS               NOVEON, INC.
                                                                --------------- ------------------------------------
                                                                   TWO MONTHS      SEVEN MONTHS     NINE MONTHS
                                                                     ENDED            ENDED            ENDED
                                                                  FEBRUARY 28,     SEPTEMBER 30,    SEPTEMBER 30,
                                                                      2001             2001             2002
                                                                --------------- ------------------------------------
                                                                                            (unaudited)
OPERATING ACTIVITIES
Net income (loss)                                                  $    5.6         $    (13.5)        $    36.6
Adjustments to reconcile net income (loss) to net
  cash provided (used) by operating activities:
     Depreciation and amortization                                     14.4               62.5              61.3
     Deferred income taxes                                             (5.2)             (10.4)              2.2
     Debt issuance cost amortization in interest expense                -                  5.2               4.2
     Change in assets and liabilities, net of effects of
       acquisitions and dispositions of businesses                    (46.4)              48.2              (7.5)
                                                                --------------- ------------------------------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                      (31.6)              92.0              96.8

INVESTING ACTIVITIES
Purchases of property, plant and equipment                             (7.6)             (16.0)            (27.7)
Payments made in connection with acquisitions, net of cash                                                 (20.6)
  acquired                                                              -             (1,187.3)
                                                                --------------- ------------------------------------
NET CASH (USED) BY INVESTING ACTIVITIES                                (7.6)          (1,203.3)            (48.3)

FINANCING ACTIVITIES
Decrease in short-term debt                                            (3.7)             (25.9)             (0.4)
Payments on long-term borrowings                                        -                 (5.2)            (18.9)
Proceeds from issuance of long-term debt                                -                910.0               -
Proceeds from sale of receivables, net                                  0.5                -                 -
Debt issuance costs                                                     -                (44.3)              -
Equity contribution from stockholder                                    -                355.0               -
Transfers from Parent                                                  40.7                -                 -
                                                                --------------- ------------------------------------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                       37.5            1,189.6             (19.3)

Effect of exchange rate changes on cash and cash equivalents            -                  0.2               2.7
                                                                --------------- ------------------------------------
Net increase (decrease) in cash and cash equivalents                   (1.7)              78.5              31.9
Cash and cash equivalents at beginning of period                       15.7                -               120.0
                                                                --------------- ------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $   14.0         $     78.5         $   151.9
                                                                =============== ====================================

Non-cash transactions
   Equity contribution                                             $    -           $    172.0         $     -
                                                                ====================================================
